CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of Deyu Agriculture Corp. (the “Company”) of our report dated March 27, 2012 relating to the consolidated financial statements of the Company as of and for the years ended December 31, 2011 and 2010 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ KCCW Accountancy Corp.

Diamond Bar, California

May 4, 2012